                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Materials Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                         Integrated Orthopaedics, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                         Integrated Orthopaedics, Inc.
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[_]  $125 per Exchange Act Rules 0-11(c)(I)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:/1/
     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------
/1/ Set forth the amount on which the filing fee is calculated and state how it was determined.

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                         INTEGRATED ORTHOPAEDICS, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 6, 1998



To the Stockholders of Integrated Orthopaedics, Inc.:

The Annual Meeting of Stockholders of Integrated Orthopaedics, Inc. (the "Company") will be held at the Doubletree Hotel, 2001 Post Oak Boulevard, Houston, Texas 77056, at 9:00 a.m., local time, May 6, 1998 for the following purposes:

1. To elect four Directors by vote of the Common Shareholders and Series A Preferred Shareholders to serve until the 1999 Annual Meeting of Stockholders or until their successors shall have been duly elected and qualified;

2. To elect three Directors by vote of the Series B Preferred Shareholders to serve until the 1999 Annual Meeting of Stockholders or until their successors shall have been duly elected and qualified; and

3. To transact such other business as may properly come before the meeting.

Common stockholders, Series A Preferred stockholders, and Series B Preferred stockholders of record at the close of business on March 13, 1998 will be entitled to notice of and to vote at the meeting.

By order of the Board of Directors


JEFFERSON R. CASEY, Secretary


Houston, Texas
Dated:  April 13, 1998


Please mark, date and sign the enclosed proxy card and return it in the enclosed addressed envelope at your earliest convenience, thereby saving the Company the expense of further solicitation of proxies. Stockholders planning to attend the Annual Meeting in person are requested to mark the appropriate box on the enclosed Proxy.

                         INTEGRATED ORTHOPAEDICS, INC.
                          5858 Westheimer, Suite 500
                              Houston, TX   77057


                                PROXY STATEMENT
                      1998 Annual Meeting of Stockholders


This proxy statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Integrated Orthopaedics, Inc. (the "Company") of the enclosed proxy (the "Proxy") to be used at the Company's 1998 Annual Meeting of Stockholders (the "Annual Meeting") and at any adjournments thereof for the purposes of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting is to be held at the Doubletree Hotel, 2001 Post Oak Boulevard, Houston, Texas 77056, at 9:00 a.m., local time, May 6, 1998. This Proxy Statement and the Proxy were first sent or given to the Company's stockholders on or about April 13, 1998.

Only stockholders of record on March 13, 1998 (the "record date") are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

The Proxy, if properly executed and returned, will be voted (or withheld or abstained from voting) according to the choices specified therein. The Proxy will be voted in favor of (i) the election of each nominee for director named thereon, unless a choice is indicated to withhold authority to vote for such nominee, and (ii) each proposal described therein unless a choice is indicated to vote against or to abstain from voting on any specific proposal.

The Proxy may be revoked (i) by providing written notice of such revocation to Continental Stock Transfer & Trust Company, 2 Broadway, 19th Floor, New York, NY 10004, if such notice is received prior to 5:00 P.M., New York City time on Monday, May 4, 1998, or (ii) by attendance at the meeting and voting in person.

Stockholders planning to attend the Annual Meeting in person are requested to mark the appropriate box on the enclosed Proxy.

                                 VOTE REQUIRED

The Common Stock, par value $.001 (the "Common Stock"), the Series A Cumulative Convertible Preferred Stock ("Series A Preferred Stock") and the Series B Convertible Non-Redeemable Preferred Stock ("Series B Preferred Stock") are the only voting securities of the Company. As of the record date, there were (i) 6,310,293 shares of Common Stock issued and 6,296,460 shares outstanding and 13,833 shares held in the treasury, (ii) 25,226 shares of Series A Preferred Stock issued and outstanding, and (iii) 251,170 shares of Series B Preferred Stock issued and outstanding.


        VOTE BY COMMON SHAREHOLDERS AND SERIES A PREFERRED SHAREHOLDERS

The presence, in person or by proxy, of a majority of the votes represented by the aggregate of the outstanding shares of Common Stock and Series A Preferred Stock on the record date is necessary to constitute a quorum at the meeting for the purpose of electing four of the seven nominees for director, Messrs. Kauachi, Pierce, and Hinkle and Dr. McGinty (collectively, the "Common Nominees"). For the election of the Common Nominees and any matter that may properly come before the meeting on which the Common shareholders and Series A Preferred Stock shareholders are entitled to vote, each holder of Common Stock is entitled to one vote for each share of Common Stock owned on the record date. Each holder of Series A Preferred Stock is entitled to approximately 32.6 votes for each share of Series A Preferred Stock owned on the record date (in aggregate, 823,464 votes). Assuming the presence of a quorum for purposes of voting on the Common Nominees, the affirmative vote of the holders of at least a majority of the votes represented at the Annual Meeting and eligible to vote thereon is required for the approval of Item 1 set forth in the accompanying Notice.


                    VOTE BY SERIES B PREFERRED SHAREHOLDERS

The presence, in person or by proxy, of a majority of the votes represented by the aggregate of the outstanding shares of Series B Preferred Stock on the record date is necessary to constitute a quorum at the meeting for the purpose of electing three of the seven nominees for director, Messrs. Crandall, Hancock and Wolfson (collectively, the "Series B Nominees"). For the election of the Series B Nominees and any matter that may properly come before the meeting on which the Series B Preferred Stock shareholders are entitled to vote, each holder of Series B Preferred Stock is entitled to approximately 16.7 votes for each share of Series B Preferred Stock owned on the record date (in aggregate, 4,186,167 votes). Assuming the presence of a quorum, the affirmative vote of the holders of at least a majority of the votes represented at the Annual Meeting and eligible to vote thereon is required for the approval of Item 2 set forth in the accompanying Notice.


                     OTHER MATTERS AND VOTING REQUIREMENTS

Holders of the Common Stock, Series A Preferred Stock (on an "as converted" basis) and the Series B Preferred Stock (on an "as converted" basis) are eligible to vote on any matters other than Items 1 and 2 set forth in the accompanying Notice that may properly come before the meeting. Proxies representing Common Stock are being tallied by Continental Stock Transfer & Trust Company for stockholders who are not present at the Annual Meeting. Proxies representing Series A Preferred Stock and Series B Preferred Stock are being tallied by the Company for stockholders who are not present at the Annual Meeting. A panel of three judges appointed by the Company will tabulate the shares which are voted by Proxy and in person at the Annual Meeting. Abstentions and broker non-votes are counted for the purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast or proposals presented to stockholders, whereas broker non-votes are not counted for the purposes of determining whether a proposal has been approved.


                                 ITEMS 1 and 2
                      NOMINEES, DIRECTORS AND COMMITTEES

The seven persons named below, all of whom are presently directors of the Company, have been nominated for election as directors of the Company. Four directors, the Common Nominees, are to be elected by the holders of Common Stock and the holders of Series A Preferred Stock (on an as converted basis). Three directors, the Series B Nominees, are to be elected by the holders of Series B Preferred Stock voting separately as a class. The number of directors elected to the Board can range from two to a maximum number to be determined by a majority vote of the board of directors as provided in the Company's Bylaws. At the meeting, seven directors are to be elected to hold office until the next annual meeting of shareholders or until the successors of each shall be qualified. The four Common Nominees are Jose E. Kauachi, Ronald E. Pierce, Clifford R. Hinkle and John B. McGinty, M.D. The three Series B Nominees are J. Taylor Crandall, Mark A. Wolfson and Scott J. Hancock. All nominees are currently directors of the Company. Unless a choice is specifically indicated on the enclosed Proxy to withhold authority to vote for a nominee, all shares represented by proxies which are executed and received prior to the meeting will be voted for the election of said nominees.

Messrs. Kauachi, Pierce, Hinkle, Crandall, Wolfson, and Hancock and Dr. McGinty have each consented to being named in this proxy statement and have agreed to serve if elected. Although it is not contemplated that any of these nominees will be unable to serve, if such a situation arises before or during the meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill such vacancy.

Appearing below is certain biographical and other information with respect to each nominee.

    Name                 Age           Position

COMMON NOMINEES

Jose E. Kauachi           59  Non-executive Chairman of the Board
Ronald E. Pierce          43  President, Chief  Executive
                                Officer and Director
Clifford R. Hinkle        49  Director
John B. McGinty, M.D.     67  Director

SERIES B NOMINEES

J. Taylor Crandall        44  Director
Mark A. Wolfson           45  Director
Scott J. Hancock          39  Director


                                COMMON NOMINEES

Jose E. Kauachi (age 59) Mr. Kauachi currently serves as Non-executive Chairman of the Board and has been a director of the Company since October 1986. Until December 12, 1997, he had served variously as President, Chairman of the Board, Chief Executive Officer and Treasurer of the Company since October 1986. Mr. Kauachi received his degree in Mechanical Engineering Route to Business Administration in 1965 from the University of Texas. Mr. Kauachi was an independent top management consultant specializing in projects in the medical field from 1984 through 1987. During this period he assisted start-up businesses and in the development of existing businesses, including the founding of the Company in 1986. As a top management consultant, Mr. Kauachi performed management consulting work for the government of Mexico in connection with overall organization, strategic planning and finance. He also provided consulting services for Mexican and Spanish companies interested in establishing and developing business operations in the Southwestern United States. Mr. Kauachi was Director of the Mexico Division of Financiera de Nuevo Leon, SA de CV a Mexican investment bank from 1976 through 1976; a top management consultant for McKinsey & Company, Inc., a New York based international top management consulting firm, from 1972 through 1974; Project Manager for Banamex, a Mexican banking and industrial group from 1971 through 1972; international Credit Manager with the International Bank of America in San Francisco, California from 1969 to 1971; and Vice President and General Manager of Carte Blanche Corporation's credit card operations in Mexico from 1967 to 1969.

Ronald E. Pierce (age 43) Mr. Pierce has served as President and Chief Executive Officer of the Company since December 15, 1997 and as a director of the Company since his election to the Board of Directors on May 8, 1997. He served as President and Chief Operating Officer of the Company from October 1996 until December 1997. Mr. Pierce received his Bachelor of Arts and Masters of Science degrees from the State University of New York in 1976 and 1978, respectively. With over 18 years of healthcare management experience, Mr. Pierce was recruited to transition the Company to a specialty focused physician practice management strategy. From 1995 to 1996, Mr. Pierce was Vice President of Operations at American Oncology Resources, a leading single specialty physician practice management company focused on oncology, where he successfully redefined corporate infrastructure, decentralized operations, created new operating processes, and implemented same store growth strategies. From 1989 to 1995, Mr. Pierce served as Vice President at Caremark International, a physician practice management company now part of MedPartners. From 1980 to 1989, he served in various management positions at Baxter International and American Hospital Supply Corporation.

Clifford R. Hinkle (age 49) Mr. Hinkle has served as a director of the Company since November 1996. Since 1991, Mr. Hinkle has been a director and executive officer of the Flagler Company, including Flagler Capital Corporation (President, 1991 present), which provides financial advisory and investment consulting services; and Flagler Holdings, Inc. (Chairman and CEO, 1996 present), a merchant banking company, which owns a majority interest in Augustine Asset Management, a federally regulated Registered Investment Advisor, among other interests. He was a director (1993-95) and CEO (1995) of MHI Group, Inc., a New York Stock Exchange company, which owned and operated funeral homes and cemeteries from 1993 until November 1995 when the company was acquired by a subsidiary of The Loewen Group. Since 1993, he has been a director of Commercial Net Lease Realty, Inc., a NYSE listed real estate investment trust. Mr. Hinkle is a director of Price Succession, Inc. (1996 - present). From 1987 to 1991, Mr. Hinkle was the Executive Director and Chief Investment Officer of the State Board of Administration of Florida and managed over $40 billion in various trust funds.

John B. McGinty, M.D. (age 67) Dr. McGinty has served as a director since his election to the Board of Directors on October 6, 1997. He is an orthopaedic surgeon who has experience both in academic institutions and private practice. He graduated from Harvard college in 1952 with an AB in chemistry and Tufts University School of Medicine in 1956. After five years of postgraduate training at Yale New Haven Hospital in New Haven, Connecticut and the Harvard hospitals in Boston, Massachusetts, he spent 4 years in the U.S. Army practicing orthopaedics in Frankfurt, Germany and Valley Forge Army Hospital in Pennsylvania. He then spent 18 years in private practice in the Boston area with academic appointments at Harvard and Tufts. In 1984 he accepted the position of professor and chairman of the Department of Orthopaedic Surgery at the Medical University of South Carolina in Charleston, where he remained until moving to Mobile, Alabama in 1994. Dr. McGinty is now the Executive Vice President of the Arthroscopy Association of North America, Medical Editor of Orthopedics Today and does other consulting work. He has been active in education in orthopaedics nationally and internationally, serving on many programs, writing articles, monographs and books and serving many visiting professorships. He is a member of numerous national and international associations, having served as president of the American Academy of Orthopaedic Surgeons, the Arthroscopy Association of North America and the International Arthroscopy Association.


                               SERIES B NOMINEES

J. Taylor Crandall (age 44) Mr. Crandall has served as a director of the Company since his election to the Board of Directors on December 15, 1997. He has served as Chief Financial Officer and Vice President of Keystone, Inc. since 1986. He also has served as President and a director of Acadia MGP, Inc. since 1992. He serves on the Board of Directors of Bell & Howell Company, Quaker State Corporation, Signature Resorts, Inc., Specialty Foods, Inc. and Washington Mutual, Inc. Prior to his affiliation with Keystone, Mr. Crandall served as a Vice President with the First National Bank of Boston from 1976 to 1986 where he managed the bank's Dallas energy office. Mr. Crandall holds a BA degree from Bowdoin College, where he serves on the Board of Overseers.

Mark A. Wolfson (age 45) Mr. Wolfson has served as a Director since his election to the Board of Directors on December 15, 1997. He has served as a Vice President of Keystone, Inc. since 1995. Mr. Wolfson is also a principal of Arbor Investors, L.L.C. He serves on the Board of Directors of Investment Technology Group and the Jefferies Group. Mr. Wolfson holds the title of Professor at the Stanford Graduate School of Business, where he has been a faculty member since 1977, including a three-year term as Associate Dean. He has also taught at the Harvard Business School and the University of Chicago and has been a Visiting Scholar at the Sloan School of Management at Massachusetts Institute of Technology and the Hoover Institution at Stanford University. Mr. Wolfson has been a Research Associate at The National Bureau of Economic Research since

1988 and serves on the Steering Committee of the Center for Economic Policy Research at Stanford University. He is currently serving as a member of the Acquisition Committee.

Scott J. Hancock (age 39) Mr. Hancock has served as a Director since his election to the Board of Directors on December 15, 1997. He has served as and a principal of Arbor Investors, L.L.C. since 1996 where he invests equity capital primarily in the healthcare industry. From 1993 until joining Arbor, Mr. Hancock worked at Bain Capital, Inc. where he made private equity investments in the healthcare, information technology and software industries. Prior to Joining Bain Capital, Mr. Hancock was Vice President, Business Development for Vivra, Inc. (1993), a specialty healthcare services company, and a manager for Bain & Company (1989 to 1993). He holds a B.S. degree from the University of California, Berkeley and an MBA from Stanford Graduate School of Business. He has also served as a member of the Acquisition, Compensation and Audit Committees since his election as a director.


                            COMMITTEES AND MEETINGS

The Board of Directors held three formal meetings during 1997. The Board also took action by unanimous written consent on 24 occasions.

The Board of Directors has standing Audit, Compensation, and Acquisition Committees. The 1998 Audit Committee will be composed of Clifford R. Hinkle, Mark A. Wolfson and Scott J. Hancock. The Compensation Committee will be comprised of Clifford R. Hinkle, Mark A. Wolfson and Scott J. Hancock. The Acquisition Committee will be comprised of Mark A. Wolfson, Scott J. Hancock and Dr. John B. McGinty.

Audit Committee. The Audit Committee's functions are to monitor and review the performance of the Company's independent accountants and recommend to the Board from year to year a firm to be selected as the Company's independent accountants. The Audit Committee's role also includes reviews of the Company's policies and procedures with respect to auditing, accounting, and financial controls, periodic informal meetings with the Company's staff regarding accounting and financial procedures and recommendations to the Board regarding methods of control over the audit and accounting functions.

Compensation Committee.   The Compensation Committee's functions are to
establish and to administer the Company's compensation plans, to recommend the adoption of new plans or amendments to existing plans, and to recommend to the Board the salary ranges and other remuneration payable to the officers, managerial, and technical personnel of the Company. The Committee made recommendations regarding compensation matters as necessary to the Board of Directors and all matters were approved by unanimous consent of all other Directors of the Company.

Acquisition Committee. The Acquisition Committee's functions are to establish financial and operational guidelines for the Company's affiliation transactions with medical practices, to monitor the Company's compliance with such guidelines, and to approve exceptions to such guidelines when appropriate. The Acquisition Committee also monitors the financial and operational performance of affiliated practices.

The Company has no nominating committee or any committee serving a similar function.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS DIRECTOR.

                              EXECUTIVE OFFICERS

The following table lists the present executive officers of the Company as of the date hereof and the capacities in which they serve.

Name of Individual              Age                Capacity

Ronald E. Pierce                43  President and Chief Executive Officer
Mark Kingston                   36  Executive Vice President and
                                      Chief Operating Officer
Jefferson R. Casey              46  Senior Vice President and Chief
                                      Financial Officer, Secretary and
                                      Treasurer
Kerry N. Lowery                 39  Senior Vice President, Development
D. Shane Hunt                   36  Vice President, Development

Biographical information with respect to Mr. Pierce was previously described under Item 1. Biographical information with respect to the other executive officers is as follows:

Mark P. Kingston (age 36) serves as Executive Vice President and Chief Operating Officer. He joined the Company in March 1998, and is responsible for Company development and operating functions. Prior to IOI, Mr. Kingston was Executive Vice President - Planning for Physicians Resource Group (PRG) since June 1997. He also served PRG as Chief Development Officer since April 1995, and served as a founder and consultant on practice asset acquisitions and operations from September 1994 to April 1995. Mr. Kingston served as a Manager for Iolab - Johnson & Johnson, Inc. from June 1990 through August 1994. Mr. Kingston's responsibilities included the development of physician consulting services, national contracting with purchasing entities, and division sales management. From 1988 to 1990, he served as President of Masters Medical Practice Planning. Mr. Kingston received his MBA from the University of Indianapolis in 1988 and a BS degree from Mt. Union College in 1983.

Jefferson R. Casey (age 46) is presently serving as Senior Vice President and Chief Financial Officer, Secretary, and Treasurer, and has served variously as Executive Vice President and President since December 3, 1991. Mr. Casey was Vice President, Chief Financial Officer and on the Board of Directors of Avanti Health Systems, Inc. from December 19, 1988 until March 15, 1991. Mr. Casey was self-employed as a management and financial consultant from March 15, 1991 until joining the Company in December 1991. From November 7, 1979 until December 18, 1988 he served as Vice President of Finance, Chief Financial Officer with
Community Health Computing, Inc.   Mr. Casey was Controller of Arbuckle
Electrical Machinery, Co., Inc. from April 6, 1978 to December 17, 1979, and served as a Commercial Banking Officer with Houston Citizens Bank & Trust from January 1, 1976 through April 5, 1978. Mr. Casey received a Master of Business Administration in Finance (1975) and a Bachelor of Business Administration in Marketing (1973) from the University of Texas.

Kerry N. Lowery (age 39) serves as Senior Vice President of Business Development. He joined the Company in December 1996, and is responsible for the
business development function of the company.   Mr. Lowery has spent the past 14
years facilitating the integration of physician practices into single-specialty and multi-specialty networks within various markets nationwide. Prior to joining IOI, Mr. Lowery served as Director of Corporate Development for American Oncology Resources (AOR), an oncology, single-specialty physician practice management company, from December 1994 through November 1996. From March 1992 until joining AOR, Mr. Lowery served as President of Primedical Physician Services. The business provided medical staff development and physician staffing services for hospitals and medical groups. Prior to forming Primedical, Mr. Lowery served as Chief Marketing Officer of a hospital in South Texas for Epic Healthcare, a proprietary hospital management company from June 1991 until March 1992. From 1984 until 1991, Mr. Lowery served as an officer in various capacities with Jackson and Coker, a national physician staffing and management company. Mr. Lowery received his Bachelor of Business administration in Accounting from Harding University.

D. Shane Hunt (age 36) serves as Vice President of Business Development. He joined the Company in September 1997, and is responsible for managing the development and acquisition of physician practices into the IOI network. Mr. Hunt focuses primarily in the Western United States. Mr. Hunt has spent the last 12 years in key executive positions within the healthcare sector. Prior to IOI, Mr. Hunt was the President and CEO of Hunt Company International from November 1991 until August 1997. From February 1988 until October 1991 Mr. Hunt developed and led an international team of consultants and successfully grew the company to four regional offices before selling the company in the summer of 1997. Prior to that, Mr. Hunt was the Vice President of the Eastern United States, representing Jackson & Coker, a national physician search and consulting firm based in Atlanta, Georgia. Mr. Hunt has additional experience and achievements with Johnson & Johnson and Boehringer Mannhiem where he served in the areas of marketing and product management. Mr. Hunt has a BBA from Texas A&M and an MBA from Harvard University.

Each officer has been elected to serve until the 1998 Annual Meeting of the Board of Directors, which will be held May 7, 1998. The Company anticipates that all of the officers will be re-elected to their positions at that time.

         SECURITY OWNERSHIP OF CERTAIN BENEFICAL OWNERS AND MANAGEMENT

                            PRINCIPAL STOCKHOLDERS

On March 13, 1998, there was no person who owned of record, and none were known to the Company to own beneficially, more than 5% of the Common Stock and Series B Preferred Stock, except as set forth below.


                                                 Common Stock                 Series B Preferred Stock
                                       ----------------------------       ----------------------------------
                                         Amount and                          Amount and
Name and Address of                       Nature of         Percent          Nature of               Percent
Beneficial Owners                      Beneficial Owner    of Class       Beneficial Owner          of Class
-------------------                    ----------------    --------       ----------------          --------
Sharon Ann Donovan                   1,294,850 shares (a)      20.1%                 -                      -
   11430 I-10 East Freeway
   Suite 360
   Houston, Texas  77029

Jose E. Kauachi                      1,380,037 shares (b)      21.2%                 -                      -
   P.O. Box 1846/1847
   Edwards, Colorado 81632

Chartwell Capital Investors, L.P.      823,424 shares (c)      11.6%                 -                      -
   1610 Independent Square
   Jacksonville, Florida  32202

J. Taylor Crandall                   2,118,083 shares (d)      25.3%           125,585                     50%
   201 Main Street, Suite 3100
   Ft. Worth, Texas  76102

FW Integrated Orthopaedics           2,093,083 shares (e)      25.0%           125,585                     50%
   Investors II, LP
   201 Main Street, Suite 3100
   Ft. Worth, Texas  76102

(a) Includes 1,045,500 shares owned directly and 99,350 shares, options to purchase 50,000 shares, and warrants to purchase 100,000 shares of Common Stock owned by William F. Donovan, M.D., the spouse of Sharon Ann Donovan. Sharon Ann Donovan disclaims any beneficial ownership with respect to securities owned by Dr. Donovan.

(b) Represents 1,179,287 shares of Common Stock presently owned, 750 shares of common stock owned by Mr. Kauachi's wife, 100,000 shares of Common Stock which could be acquired upon exercise of Warrants by Mr. Kauachi (which warrants are currently exercisable) and options to purchase 100,000 shares (which options are currently exercisable). Mr. Kauachi disclaims any beneficial ownership with respect to securities owned by his wife.

(c) Represents the shares obtainable upon conversion of 25,226 shares of the Series A Preferred Stock owned by Chartwell Capital Investors, L.P.

(d) Represents 2,093,083 shares obtainable upon conversion of 125,585 shares of the Series B Preferred Stock owned by FW Integrated Orthopaedics Investors, LP, the general partner of which is Group 31, Inc., whose sole owner and director is J. Taylor Crandall, a Company director, and 25,000 shares of Common Stock owned by Group Special Investments, Inc., of which J. Taylor Crandall is the sole shareholder and director.

(e) Represents 2,093,083 shares obtainable upon conversion of 125,585 shares of the Series B Preferred Stock owned by FW Integrated Orthopaedics Investors II, LP.


                          MANAGEMENT EQUITY OWNERSHIP

Listed in the table below are the equity securities beneficially owned as of March 13, 1998, by directors, certain executive officers and directors and executive officers as a group and the percent of class represented by the equity securities owned by each person or group.

                                              Common Stock                      Series B Preferred Stock
                                  -------------------------------             ----------------------------
                                       Amount and                                 Amount of
Name and Address of                    Nature of         Percent                  Nature of        Percent
Beneficial Owners                 Beneficial Owner (a)   of Class             Beneficial Owner    of Class
-------------------               -------------------   ---------             ----------------    --------
J. Taylor Crandall                2,122,083 (b)              25.3%            125,585(b)               50%
   201 Main Street, Suite 3100
   Ft. Worth, Texas  76102

Jose E. Kauachi                   1,380,037 (c)              21.2%                 -                    -
   P.O. Box 1846/1847
   Edwards, Colorado 81632

Ronald E. Pierce.                 128,600 (d)                 2.0%                 -                    -
   5858 Westheimer, Suite 500
   Houston, Texas  77057

Jefferson R. Casey                118,550 (e)                 1.9%                 -                    -
   5858 Westheimer, Suite 500
   Houston, Texas  77057

Clifford R. Hinkle                 27,833 (f)                   *                  -                    -
   P.O. Box 351
   Tallahassee, Florida  32302


                                              Common Stock                      Series B Preferred Stock
                                  -------------------------------             ----------------------------
                                       Amount and                                 Amount of
Name and Address of                    Nature of         Percent                  Nature of        Percent
Beneficial Owners                 Beneficial Owner (a)   of Class             Beneficial Owner    of Class
-------------------               -------------------   ---------             ----------------    --------
John B. McGinty, M.D.                7,000 (g)                *                          -                 -
   28 Country Club Road
   Mobile, Alabama  36608

Scott J. Hancock                     4,000 (h)                *                          -                 -
   201 Main Street, Suite 3100
   Ft. Worth, Texas  76102

Mark A. Wolfson                      4,000 (i)                *                          -                 -
   201 Main Street, Suite 3100
   Ft. Worth, Texas  76102

Kerry N. Lowery                                               *                          -                 -
   5858 Westheimer, Suite 500
   Houston, Texas  77057

Directors and Executive Officers    3,792,103(j)           69.0%                   125,585                50%
as a group (nine persons)

________________________

*  Less than one percent

(a) The information as to beneficial ownership has been furnished by the respective directors and officers. Each person or group has sole voting and investment power unless otherwise indicated.

(b) Represents direct ownership of options to purchase 4,000 shares of Common Stock which are exercisable within 60 days after the record date, beneficial ownership of 25,000 shares owned by Group Special Investments, Inc. of which Mr. Crandall is the sole director and shareholder, and beneficial ownership of 2,093,083 shares obtainable upon conversion of 125,585 shares of the Series B Preferred Stock owned by FW Integrated Orthopaedics Investors, LP, the general partner of which is Group 31, Inc., of which Mr. Crandall is the sole director and shareholder.

(c) Represents 1,179,287 shares of Common Stock presently owned, 750 shares of common stock owned by Mr. Kauachi's wife, 100,000 shares of Common Stock which could be acquired upon exercise of Warrants by Mr. Kauachi (which warrants are currently exercisable) and options to purchase 100,000 shares (which options are currently exercisable). Mr. Kauachi disclaims any beneficial ownership with respect to securities owned by his wife.

(d) Represents 98,600 shares of Common Stock owned and options to purchase 30,000 shares of Common Stock (which options are currently exercisable).

(e) Represents 32,300 shares of Common Stock presently owned, and options to purchase 86,250 shares of Common Stock (which options are currently exercisable).

(f) Includes (a) 5,000 shares of Common Stock presently owned, (b) 10,000 shares of Common Stock held by Flagler Holdings, Inc. of which Mr. Hinkle exercises sole voting and dispositive powers and (c) 12,833 shares of Common Stock obtainable upon the exercise of options which are exercisable within 60 days after the record date.

(g) Includes options to purchase 7,000 shares of Common Stock which are exercisable within 60 days after the record date.

(h) Includes options to purchase 4,000 shares of Common Stock which are exercisable within 60 days after the record date.

(i) Includes options to purchase 4,000 shares of Common Stock which are exercisable within 60 days after the record date.

(j) Represents 1,350,937 shares of Common Stock, options to purchase 248,083 shares of Common Stock, warrants to purchase 100,000 shares of Common Stock (which options and warrants are exercisable within 60 days), and 2,093,083 shares obtainable upon conversion of 125,585 shares of the Series B Preferred Stock.

                            EXECUTIVE COMPENSATION

The following table sets forth all compensation paid, distributed or accrued for services rendered in all capacities to the Company during the fiscal years ended December 31, 1997, 1996 and 1995 to the Company's Chief Executive Officer, and the four most highly compensated executive officers other than the CEO whose total compensation exceeds $100,000.

                          SUMMARY COMPENSATION TABLE

                                                                   Long-Term
                                          Annual Compensation     Compensation
           (a)                            (b)       (c)               (g)                (i)
                                                                   Securities
                                                                   Underlying
                                                                  Options/SARs           Other
Name and Principle Position               Year     Salary             (#)             Compensation
--------------------------------------------------------------------------------------------------
Jose E. Kauachi, CEO                      1997    $293,004          200,000           $988,617/1/
  (CEO through                            1996    $289,688          150,000           $  3,230/2/
  December 12, 1997)                      1995    $267,885          150,000           $  4,414/3/

Ronald E. Pierce,                         1997    $188,462          500,000           $    288/4/
  President and CEO                       1996    $ 31,731          150,000           $    288/5/
  (CEO beginning
  December 12, 1997)

Jefferson R. Casey                        1997    $122,854          100,000           $    600/6/
  Sr. Vice President                      1996    $102,524           86,250           $  1,068/7/
                                          1995    $ 81,296           86,250           $    812/8/

Kerry N. Lowery                           1997    $135,000          135,000           $    600/9/
  Sr. Vice President                      1996    $ 14,423           75,000           $      0


1) Includes $966,000 paid in conjunction with the early termination of a three-year consulting agreement, $11,750 in moving expenses, $6,617 in family medical coverage costs paid by the Company, and $4,250 of term life insurance premium paid by the Company for the benefit of Mr. Kauachi.

2) Amount of term life insurance premium paid by the Company for the benefit of Mr. Kauachi.

3) Comprised of $4,196 in term life insurance premium paid for the benefit of Mr. Kauachi and $218 paid by the Company into Mr. Kauachi's 401(k) account as an employer matching contribution.

4) Amount paid by the Company into Mr. Pierce's 401(k) account as an employer matching contribution.

5) Amount paid by the Company into Mr. Pierce's 401(k) account as an employer matching contribution.

6) Amount paid by the Company into Mr. Casey's 401(k) account as an employer matching contribution.

7) Amount paid by the Company into Mr. Casey's 401(k) account as an employer matching contribution.

8) Amount paid by the Company into Mr. Casey's 401(k) account as an employer matching contribution.

9) Amount paid by the Company into Mr. Lowery's 401(k) account as an employer matching contribution.


              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FISCAL YEAR-END VALUES

    (a)                        (b)           (c)                    (d)                          (e)
                                                           Number of Securities
                                                          Underlying Unexercised       Value of Unexercised
                                                              Options/SARs                 In-the-Money
                                                             Held at FY-End(#)      Options/SARs at FY-End($)
                            Shares
                           Acquired
                              On           Value
    Name                  Exercise(#)    Realized($)    Exercisable  Unexercisable  Exercisable  Unexercisable
--------------------------------------------------------------------------------------------------------------
Jose E. Kauachi                 0             $0         200,000              0     $1,031,250            $0

Ronald E. Pierce                0             $0          30,000        470,000       $146,250    $1,635,000

Jefferson R. Casey              0             $0          86,250         13,750       $415,156       $41,250

Kerry N. Lowery            15,000        $72,000               0        135,000             $0      $517,500


                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                              (Individual Grants)

                     Number of     Percent of Total
                    Securities       Options/SARs
                    Underlying        Granted to          Exercise or       Market Price
                   Options/SARs      Employees In         Base Price       Date of Grant       Expiration
  Name               Granted #        Fiscal Year           ($/Sh)             ($/Sh)             Date
  (a)                   (b)               (c)               (d)(1)             (d)(2)              (e)
---------------------------------------------------------------------------------------------------------
Ronald E. Pierce     350,000              31%               $5.125             $5.250          6/29/2007

Jose E. Kauachi       50,000               4%               $5.125             $5.250          6/29/2007

Jefferson R. Casey    13,750               1%               $5.125             $5.250          6/29/2007

Kerry N. Lowery       75,000               7%               $5.125             $5.250          6/29/2007

                        Executive Employment Contracts

Jose E. Kauachi worked from the founding of the Company until November 15, 1994 without an employment agreement. On November 15, 1994, the Company entered into an employment agreement with Jose E. Kauachi, to serve as the Company's President and CEO for a period of three years (plus optional one-year renewals). Mr. Kauachi resigned the President's title effective October 6, 1996, when Ronald E. Pierce joined the Company as President and Chief Operating Officer. Upon expiration of Mr. Kauachi's employment agreement on November

15, 1997, the Company and Mr. Kauachi entered into a new employment agreement in which Mr. Kauachi agreed to serve as the Company's CEO for a period of three years (plus optional one-year renewals). Concurrently with the Company's issuance of 250,000 shares of its Series B Preferred Stock and contingent warrants, Mr. Kauachi resigned as Chief Executive Officer, resigned as Chairman of the Board of Directors and was elected Non-executive Chairman of the Board of Directors, agreed to the termination of his employment agreement, and accepted a three-year consulting contract with the Company. In conjunction with these agreements, the Company also agreed to modify the terms of options to purchase 50,000 shares of the Company's Common Stock such that Mr. Kauachi can exercise those options until December 31, 1999. Until his resignation from employment, the right to exercise these options was available to him until February 1, 2005. Effective December 31, 1997, Mr. Kauachi and the Company agreed to an early termination of the consulting agreement in exchange for a discounted, lump sum payment of amounts due to Mr. Kauachi under the consulting agreement.

On November 15, 1997, the Company entered into an employment agreement with Jose
E. Kauachi, to serve as the Company's CEO for a period of three years (plus optional one-year renewals). Compensation during the term of the agreement included the Company's standard employee benefits, dependent healthcare benefits, the use of an automobile and cellular telephone, long-term disability insurance equal to 50% of his base salary, the cost of a $1,000,000 term life insurance policy, and a base salary of $300,000 per year. If Mr. Kauachi's employment had been terminated without cause, he would have received compensation at the rate of $300,000 annually until the later of November 15, 2001 or one year following the date of his termination without cause. Mr. Kauachi had agreed during the term of his employment and for a period of one year thereafter not to compete with the Company. The Company could have assigned this agreement to any successors or assigns, the definition of which includes but may not be limited to any person that buys all or substantially all of the Company's assets or at least 35% of the Company's voting equity, or with which the Company merges or consolidates. Mr. Kauachi could have resigned at any time after giving thirty days written notice to the Company, at the expiration of which all compensation and benefits payable to him terminate.

On December 12, 1997, Mr. Kauachi resigned as CEO, agreed to the termination of the November 15, 1997 employment agreement, and accepted a three-year consulting agreement with the Company. In conjunction with this termination agreement, the Company agreed to extend certain of Mr. Kauachi's rights with respect to options and warrants to purchase Common Stock owned by Mr. Kauachi at the date of termination. The consulting agreement provided for Mr. Kauachi to devote not more than 140 hours per month to the provision of consulting services to the Company. Mr. Kauachi was to receive cash compensation of $300,000 per year plus the value of all benefits that were available to him under the terms of the employment agreement terminated on December 12, 1997, all of which was to be grossed up to account for the additional cost of self employment. Compensation at this rate was guaranteed through December 31, 2000 unless the consulting agreement was terminated by Mr. Kauachi without cause. In the event of Mr. Kauachi's death or permanent disability, payments extended to the later of December 31, 2000 or the one year anniversary of death or disability. If Mr. Kauachi was removed as the Non-executive Chairman of the Board without cause prior to December 31, 2000, all payments due to him were to be extended until December 31, 2001. Mr. Kauachi agreed not to compete with the Company during the term of this agreement and for a period of one year thereafter.

Effective December 31, 1997, Mr. Kauachi and the Company reached a negotiated agreement to terminate the consulting agreement entered into on December 12, 1997. Mr. Kauachi agreed to a four-year non-competition clause with the Company that ends on December 31, 2001 and to reduce the exercise period of options to purchase 50,000 shares of the Company's Common Stock from February 1, 2005 to December 31, 1999. In the event Mr. Kauachi is voted out as Non-executive Chairman of the Board of Directors prior to December 31, 2000, he will receive twelve monthly payments of $28,098 commencing on January 1, 2001. Mr. Kauachi's rights to exercise 100,000 warrants, 50,000 options granted under the Company's 1988 Stock Option Plan, and 50,000 options granted under the Company's 1997 Long Term Incentive Plan are exercisable until December 31, 1999, notwithstanding any termination of his status as Non-executive Chairman of the Board of Directors. In exchange for the above, the Company paid Mr. Kauachi a total of $966,000 in cash. The Company also recorded a one-time, non-cash charge to retained earnings of $281,250 in conjunction with the modification to the exercise period of the 50,000 options granted to Mr. Kauachi under the Company's 1988 Stock Option Plan.

On December 12, 1997, the Company entered into an employment agreement with Ronald E. Pierce to serve as the Company's President and Chief Executive Officer for a period of three years. Compensation during the term of the agreement includes a base salary of $250,000 per year, all Company benefits, participation in any Company bonus plan, eligibility for stock options under any Company plan, paid medical insurance for immediate family members, long term disability insurance coverage equal to one-half base salary, and a $1.0 million dollar term life insurance policy. If the agreement is terminated by the Company without cause, base salary and the value of benefits will be paid to Mr. Pierce through the expiration date of the agreement; provided however, if such termination without cause occurs after July 1. 1999, payment of the same shall be made in a lump sum and shall include payments due through a point in time that is the later of one year from the date of the termination without cause or the expiration date of the agreement. If the agreement is terminated without cause, all options then granted to Mr. Pierce will become immediately vested and Mr. Pierce will have ninety days following the date of termination during which to exercise all such options. Mr. Pierce may resign at any time upon giving thirty days notice to the Company. Compensation to Mr. Pierce will cease as of his last day of employment if he resigns from the Company. Mr. Pierce has agreed not to compete with the Company during the term and for a period of one year following the termination of this agreement. This agreement is not assignable by Mr. Pierce.

On January 22, 1995, the Company entered into an employment agreement with Jefferson R. Casey, to serve as the Company's Senior Vice President-Chief Financial Officer, Secretary, Treasurer and Principal Accounting Officer for a period of three years. Pursuant to the terms of this employment agreement, Mr. Casey agreed to serve for a period of three years (plus optional one year renewals). This agreement renewed for a one-year term on January 22, 1998. Compensation during the term of this agreement includes the Company's standard benefits, the use or value of the use of an automobile and cellular telephone, and a base salary, currently of $128,744 per year (which amount may increase annually on January 22 of each year based on the Consumer Price Index depending upon the Company's performance and which may also be increased at the discretion of the Board of Directors). Mr. Casey has agreed during the term of his employment and for a period of one year thereafter not to compete with the Company regarding certain services. The Company may assign this agreement to any successor or assign, the definition of which includes but may not be limited to any person that buys all or substantially all of the Company's assets or at least 40% of the Company's voting equity, or with which the Company merges or consolidates. Mr. Casey may resign at any time after giving thirty days written notice to the Company, at the expiration of which all compensation and benefits payable to him shall terminate.

On September 30, 1997, the Company entered into an employment agreement with Kerry N. Lowery to serve as the Company's Senior Vice President of Development for a period of one year. Compensation during the term of the agreement includes a base salary of $150,000 per year, all Company benefits, participation in any Company bonus plan up to a level of 50% of base salary at the discretion of the Company, and eligibility for stock options under the Company's long term incentive plan. If the agreement is terminated by the Company without cause, base salary and the value of benefits will be paid to Mr. Lowery for a period not to exceed nine months from the date of his termination, but in no event extending until after he accepts new employment. Mr. Lowery may resign at any time upon giving thirty days notice to the Company. Compensation to Mr. Lowery will cease as of his last day of employment if he resigns from the Company. Mr. Lowery has agreed not to compete with the Company during the term and for a period of one year following the termination of this agreement.

                            Directors' Compensation

All directors other than the Non-executive Chairman and the President, Chief Executive Officer receive compensation for their services as Company directors. Directors receive cash compensation of $5,000 annually plus $1,000 for each meeting actually attended. When first elected to the Board of Directors, these directors are granted options to purchase 12,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of the Company's Common Stock as of the date of their election. These options vest 1,000 shares per month over the first twelve months of service as a director and are exercisable only during such time as the optionee is serving as a Company director. In addition to the above, Mr. Hinkle received options to purchase 4,000 shares of Common Stock when first elected to the Board of Directors on November 14, 1996. The right to exercise such options vests equally over the two-year period following the grant of the option and vested options are exercisable until November 13, 1999. All directors are entitled to reimbursement for reasonable travel expenses incurred in attending meetings of the Company's directors.

The Company entered into a one-year consulting agreement with John B. McGinty, M.D. on October 6, 1997. Compensation payable to Dr. McGinty under this agreement is set at $4,000 per month plus reasonable out of pocket expenses. Under this agreement, Dr. McGinty is obligated to identify and evaluate practice affiliation candidates, make appropriate introductions, identify meetings and conferences appropriate for the Company to attend, and provide a physician's perspective on various marketing approaches, operational issues and practice acquisition related matters. Payments to Dr. McGinty during 1997 totaled $12,000.

On December 12, 1997, the Company and Jose E. Kauachi entered into a three-year consulting agreement, the early termination of which was negotiated between the Company and Mr. Kauachi effective December 31, 1997. Refer to the sections headed " Related Party Transactions" and "Executive Employment Contracts" for additional details.


                          RELATED PARTY TRANSACTIONS

In December 1997, the Company expanded its board of directors to eight seats and Jose E. Kauachi (Chairman of the Board of Directors and a greater than 10% shareholder) resigned as Chief Executive Officer and was elected Non-executive Chairman of the Board of Directors. Mr. Kauachi agreed to the termination of his employment agreement with the Company and accepted a three-year consulting contract with the Company. Subsequently, the Company and Mr. Kauachi agreed to an early termination of the consulting contract and the Company paid Mr. Kauachi a discounted amount of $966,000 in cash. Mr. Kauachi also agreed to reduce to December 31, 1999 the time in which to exercise options to purchase 50,000 shares of the Company's common stock that were available to him until February 1, 2005 as an employee. The Company recorded a non-cash charge to consulting expense and an offsetting increase in additional paid in capital of $281,250 in conjunction with this modification.

In March 1995, the Company reorganized its Houston operations whereby substantially all medical and ancillary services were structured to be provided by a medical group affiliated with the Company. In this regard, the Company assisted in the formation of a professional limited liability partnership named PhysiCare, L.L.P. ("PhysiCare"). Two of the partners of PhysiCare, Northshore Orthopedics Assoc. ("NSO") and Occupational Medicine Associates of Houston, P.A. ("OMA"), are controlled by Dr. William F. Donovan ("Donovan"), then a Company director and, beneficially, a greater than 10% shareholder of the Company. In connection with the organization of PhysiCare, the Company (i) agreed to advance PhysiCare a loan secured by all of the assets of PhysiCare, and (ii) advanced to Dr. Donovan and NSO collectively a loan of up to $500,000 which was collateralized by approximately $1.3 million of the accounts receivable of NSO and Donovan. The $500,000 note was re-paid in November 1996. The balance of the loan to PhysiCare at November 30, 1997, when the Company's management relationship with PhysiCare was terminated, was approximately $1,237,000. In terminating this agreement, a subsidiary of the Company forgave approximately $577,000 of this note in exchange for net assets of PhysiCare in a like amount. NSO assumed the balance of approximately $660,000 on a non-recourse basis. In December 1997,the Company took charges of $548,000 to reduce this note receivable from NSO to its estimated realizable value based on the value of the assets to which it had recourse.

The Company, either directly or through PhysiCare, paid Donovan and NSO, $668,042 in 1997 and $728,731 in 1996 for Donovan's professional medical services to patients of PhysiCare, medical director's fees, equipment and leasehold rentals, and contracted services. PhysiCare incurred $4,443,002 and $5,073,233 in cost reimbursement and management fee expenses to a subsidiary of the Company in 1997 and 1996, respectively.

From September 1992 until October 1996, the Company leased several office suites used for clinic and administrative functions at prevailing market rates from Pacati, Inc., a company which is jointly owned by Mr.

Kauachi and Dr. Donovan. The leases were canceled in October 1996 as a result of Pacati, Inc.'s sale of the property to an unrelated party. The Company paid Pacati, Inc. $160,623 in 1996 under the rental arrangements.

In June 1996, the Company converted a $2,522,603 loan with Chartwell Capital Investors, LP (Chartwell) into 25,226 shares of cumulative, convertible preferred stock.

In December 1997, the Company entered into a Securities Purchase Agreement with FW Integrated Orthopaedics Investors, LP and FW Integrated Orthopaedics Investors II, LP (collectively, the "Purchasers") pursuant to which, in exchange for aggregate consideration of $25,000,000, the Company issued to each of such entities (i) 125,000 shares of the Company's Series B Preferred Stock and (ii) warrants initially convertible upon vesting into up to 2,083,333 shares of the Company's Common Stock. Messrs. Crandall, Wolfson, and Hancock, directors of the Company, were director designees of the Purchasers. Mr. Crandall is the sole shareholder and director of Group 31, Inc., the general partner of FW Integrated Orthopaedics Investors, LP. None of Messrs. Crandall, Wolfson and Hancock were directors of the Company prior to the closing of this transaction.

                               Option Repricing

In conjunction with Jose E. Kauachi's termination of employment, acceptance of a three-year consulting agreement with the Company, and subsequent early termination of the consulting agreement, the Company and Mr. Kauachi agreed to reduce to December 31, 1999 the time in which Mr. Kauachi can exercise options to purchase 50,000 shares of the Company's common stock that were available to him until February 1, 2005 as an employee. These options were originally issued with an exercise price of $2.50 per share on February 2, 1995. As of December 31, 1997, the date of the modification to the terms of the option, the market value of the Company's stock was $8.125 per share. The Company valued the modification to the terms of the option using the Black-Scholes Fair Value Pricing Model and recorded a non-cash charge to consulting expense and an offsetting increase in additional paid in capital of $281,250 in conjunction with this modification. Refer to the sections titled "Related Party Transactions" and "Executive Employment Contracts" for additional information.


               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Directors, executive officers and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) Forms 3, 4 and 5 they file. Based solely upon a review of such Forms 3, 4 and 5 and any amendments thereto furnished to the Company, and written representations from certain reporting persons that no Forms 5 were required, the Company believes that all such applicable filing requirements were complied with by each of the executive officers, directors and greater than 10% shareholders, except for (i) one report relating to three transactions for Dr. Donovan, a former director of the Company in connection with gifts of stock this children; (ii) one report relation to options granted to Dr. Rivera, a former director of the Company; (iii) one report for Mr. Lowery regarding a revised schedule for certain stock options previously granted to him and one additional report for Mr. Lowery regarding the exercise of a stock option and sale of the shares of stock obtained thereby. In addition, Dr. McGinty's initial report on Form 3 was filed late.

                                 OTHER MATTERS

Management is not aware of any other matters to be presented for action at the meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on such matter.

A copy of the Company's Annual Report for the year ended December 31, 1997, including audited financial statements, as filed with the Securities and Exchange Commission as its Annual Report on Form 10-KSB (except for exhibits thereto), accompanies this proxy statement. The Annual Report does not form any part of the material for solicitation of proxies, but contains important information on the Company's business and financial condition. The Annual Report contains a list describing all the exhibits thereto and any exhibit is available to a stockholder upon written request to the President of the Company at the address of the Company set forth on the first page hereof accompanied by payment to the Company of $35.00 plus $0.25 per page for each exhibit requested, which amount represents reasonable expenses incurred by the Company in furnishing a copy of an exhibit.

The Company will bear the costs of the solicitation of proxies from its stockholders. In addition to the use of mail, proxies may be solicited by directors, officers and regular employees of the Company in person or by telephone or other means of communication. The directors, officers and employees of the Company will not be compensated additionally for the solicitation but may be reimbursed for out-of-pocket expenses in connection with the solicitation. Arrangements are also being made with brokerage houses and also any other nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Company, and the Company will reimburse the brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses.

                             STOCKHOLDER PROPOSALS

Proposals by stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting not later than December 13, 1998.

BY ORDER OF THE BOARD OF DIRECTORS


JEFFERSON R. CASEY, Secretary
Houston, Texas
April 13, 1997

                         INTEGRATED ORTHOPAEDICS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  The undersigned hereby appoints Ronald E. Pierce and Jefferson R. Casey, each with full power of substitution, as proxies and authorizes each of them, acting individually, to vote as designated below, all shares of Common Stock and Series A Cumulative Convertible Preferred Stock of Integrated Orthopaedics, Inc. (the "Company") owned by the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Doubletree Hotel, 2001 Post Oak Boulevard, Houston, Texas 77056 at 9:00 a.m. (local time) May 6, 1998, or any adjournment thereof.
  The undersigned hereby revokes any proxies heretofore given to vote upon or act with respect to such shares, and hereby ratifies and confirms all that said attorneys, agents, proxies, the substitutes or any of them may lawfully do by virtue hereof.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.
1. ELECTION OF DIRECTORS OF THE COMPANY
    [_]FOR all nominees listed below (except as marked to the contrary)
    [_]WITHHOLD AUTHORITY to vote for all nominees listed below:
  Jose E. Kauachi    Ronald E. Pierce    Clifford R. Hinkle    John B.
  McGinty, M.D.
INSTRUCTIONS:   TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, WRITE
NOMINEE'S NAME ON THE SPACE PROVIDED BELOW:
---------------  ---------------  --------------- ---------------
2. [Voting on Item 2 is reserved to the holders of the Company's Series B Preferred Stock]
3. In their discretion, the proxies are authorized to vote as they deem appropriate upon any other matter that properly may come before the meeting or any adjustment thereof.
                         (Please sign on reverse side)

  This proxy, when properly executed, will be voted in the manner directed herein by the stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1. If more than one of the proxies designated hereby shall be present in person or by substitution at the Annual Meeting, or at any adjournment thereof, the majority of said proxies present and voting, either in person or by substitution, shall exercise all the powers herein given.

                                         --------------------------------------
                                         --------------------------------------
                                         DATED:             , 1998
                                         Please date, sign exactly as your
                                         name appears hereon and mail this
                                         proxy card in the enclosed envelope.
                                         No postage is required. Where there
                                         is more than one owner, each should
                                         sign. Then signing as an attorney,
                                         administrator, executor, guardian or
                                         trustee, please add your title as
                                         such. If executed by a partnership,
                                         this proxy should be signed in the
                                         partnership name by an authorized
                                         person. If executed by a corporation,
                                         this proxy should be signed by a duly
                                         authorized officer.
                                         [_]Please check this box if you plan
                                           on attending the Annual Meeting.
                IMPORTANT: COMPLETE APPROPRIATE FORM ON REVERSE

                                                   INTEGRATED ORTHOPAEDICS, INC.
                                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Ronald E. Pierce and Jefferson R. Casey, each with full power of substitution, as proxies and authorizes each of them, acting individually, to vote as designated below, all shares of Series B Convertible, Non-Redeemable
Preferred Stock of Integrated Orthopaedics, Inc. (the "Company") owned by the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Doubletree Hotel, 2001 Post Oak Boulevard, Houston, Texas 77056 at 9:00 a.m. (local time) May 6, 1998, or any adjournment thereof.

     The undersigned hereby revokes any proxies heretofore given to vote upon or act with respect to such shares, and hereby ratifies and confirms all that said attorneys, agents proxies, the substitutes or any of them may lawfully do by virtue hereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.
1.   [Voting on Item 1 is reserved to the holders of the Company's Common Stock and Series A Preferred Stock]

2.   ELECTION OF DIRECTORS OF THE COMPANY
        [_] FOR all nominees listed below (except as marked to the contrary)
        [_] WITHHOLD AUTHORITY to vote for all nominees listed below:
     J. Taylor Crandall                             Mark A. Wolfson                                Scott J. Hancock

INSTRUCTIONS: To withhold authority for any individual nominee, write nominee's name on the space provided below:

     _______________________________                _________________________________              ___________________________

3.   In their discretion, the proxies are authorized to vote as they deem appropriate upon any other matter that properly may come before the meeting or any adjournment thereof.


------------------------------------------------------------------------------------------------------------------------------------

     This proxy, when properly executed, will be voted in the manner directed herein by the stockholder. IF NO DIRECTION IS MADE,
THIS PROXY WILL BE VOTED "FOR" PROPOSAL 2. If more than one of the proxies designated hereby shall be present in person or by substitution at the Annual Meeting or at any adjournment thereof, the majority of said proxies present and voting, either in person or by substitution, shall exercise all the powers herein given.


                                                                       __________________________________________________

                                                                       __________________________________________________
                                                                       DATED: ________________________, 1998

                                                                       Please date, sign exactly as your name appears hereon and
                                                                       mail this proxy card in the enclosed envelope. No postage is required. Where there is more than one owner, each should
                                                                       sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If
                                                                       executed by a partnership, this proxy should be signed in the partnership name by an authorized person. If executed by a corporation, this proxy should be signed by a duly authorized officer.
                                                                       [_] Please check this box if you plan on attending the Annual
                                                                           Meeting.

IMPORTANT:  Complete appropriate FORM on reverse